Exhibit 5.1

DUANE MORRIS LLP

30 South 17th Street

Philadelphia, PA 19103-4196

October 1, 2025

Dogwood Therapeutics, Inc.

44 Milton Avenue

Alpharetta, GA 30009

Re:	Exhibit 5.1 to Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Dogwood Therapeutics, Inc., a Delaware corporation (the “Company”), in connection with the Company’s preparation and filing on the date hereof of a registration statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration of 28,038,689 shares (the “Shares”) of common stock, par value $0.0001 per share (“Common Stock”), of the Company to be offered and resold from time to time by the selling stockholders named in the Registration Statement under the heading “Selling Stockholders” (the “Selling Stockholders”). You have advised us that the Shares consist of (i) 211,383 shares of Common Stock issued to Sealbond Limited (“Sealbond”) pursuant to the Share Exchange Agreement (as defined below); (ii) 21,083,854 shares of Common Stock underlying the Series A Non-Voting Convertible Preferred Stock, par value $0.0001 (“Series A Preferred Stock”), issued to Sealbond pursuant to the Share Exchange Agreement; (iii) 10,568 shares of Common Stock issued to affiliates of Tungsten Partners LLC d/b/a Tungsten Advisors (“Tungsten”) in connection with the Share Exchange Agreement; (iv) 1,054,190 shares of Common Stock underlying the Series A Preferred Stock issued to affiliates of Tungsten in connection with the Share Exchange Agreement; (v) 26,354 shares of Common Stock underlying shares of Series A Preferred Stock issued to affiliates of Tungsten as a payment-in-kind dividend on that shares of Series A Preferred Stock referenced in (iv) above; (vi) 527,096 shares of Common Stock underlying shares of Series A Preferred Stock issued to Sealbond as a payment-in-kind dividend on that shares of Series A Preferred Stock referenced in (ii) above; (vii) 2,842,638 shares of Common Stock underlying the Series A-1 Non-Voting Convertible Preferred Stock, par value $0.0001 (the “Series A-1 Preferred Stock”) issued to Conjoint Inc. (“Conjoint”) pursuant to the Exchange and Cancellation Agreement (as defined below); (viii) 382,034 shares of Common Stock issued to Serpin Pharma, Inc. (“Serpin Pharma”) and Rejuvenation Labs, Inc. (together with Serpin Pharma, “Serpin”) pursuant to the Licensing Agreement (as defined below); (ix) 1,791,878 shares of Common Stock underlying the Series A-2 Non-Voting Convertible Preferred Stock, par value $0.0001 per share (the “Series A-2 Preferred Stock”), issued to Serpin pursuant to the Licensing Agreement; and (x) 108,694 shares of Common Stock underlying the Series A-2 Preferred Stock issued to affiliates of Tungsten in connection with the Licensing Agreement. The Shares may be sold from time to time as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and any amendments or supplements thereto. This opinion letter is being rendered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

Duane Morris LLP
30 South 17th Street	Philadelphia, PA	PHONE: 215.979.1000	FAX: 215.979.1020

For purposes of rendering this opinion letter, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Registration Statement, (ii) the Prospectus, (iii) the Certificate of Designation of Preferences, Rights and Limitations of the Series A Preferred Stock, (iv) the Certificate of Designation of Preferences, Rights and Limitations of the Series A-1 Preferred Stock; (v) the Certificate of Designation of Preferences, Rights and Limitations of the Series A-2 Preferred Stock, (vi) the Share Exchange Agreement, dated as of October 7, 2024, by and between Pharmagesic (Holdings) Inc, the Company, and Sealbond (the “Share Exchange Agreement”), (vii) the Debt Exchange Cancellation Agreement between the Company and Conjoint, dated as of March 12, 2025 (the “Exchange and Cancellation Agreement”), (viii) the Licensing Agreement between the Company and Serpin, dated as of September 29, 2025 (the “Licensing Agreement”), (ix) the Certificate of Incorporation of the Company, as amended and in effect as of the date hereof, (x) the Company’s Amended and Restated By-Laws in effect as of the date hereof, (xi) the corporate action of the Company’s Board of Directors approving the Registration Statement, and (xii) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

In such examination, we have assumed (i) the genuineness of all signatures, (ii) the legal capacity and competency of all natural persons, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or other copies and the authenticity of the originals of such documents, (v) that all records and other information made available to us by the Company on which we have relied are true, accurate and complete in all material respects, (vi) that each person signing in a representative capacity (other than on behalf of the Company) any document reviewed by us had authority to sign in such capacity, (vii) that the Registration Statement, and any amendments thereto (including, as applicable, all necessary post-effective amendments thereto), will have become effective under the Securities Act and comply with all applicable laws, (viii) that all Shares will be sold in compliance with federal and state securities laws and in the manner stated in the Registration Statement or any amendment thereto (including post-effective amendments), the Prospectus and any applicable prospectus supplement, and that all applicable provisions of the securities laws of the various jurisdictions in which the Shares may be offered and sold will have been complied with, and (ix) that each certificate from governmental officials reviewed by us is accurate, complete and authentic, and all official public records are accurate and complete.

As to all questions of fact material to these opinions, we have relied solely upon the above-referenced certificates or comparable documents and have not performed or had performed any independent research or investigation of public records as to the facts set forth therein and have assumed that certificates of or other comparable documents from public officials dated prior to the date hereof remain accurate as of the date hereof.

Based on the foregoing, and subject to the limitations, assumptions and qualifications stated herein, we are of the opinion that the Shares are validly issued, fully paid and nonassessable.

The opinion expressed herein is limited to the General Corporation Law of the State of Delaware (the, “Applicable Laws”) No opinion is expressed as to the effect on the matters covered by this opinion letter of the laws of (i) Delaware other than the Applicable Laws or (ii) any jurisdiction other than the State of Delaware, whether in any such case applicable directly or through the Applicable Laws. We express no opinion regarding any federal or state securities laws or regulations or as to whether, or the extent to which, the laws of any particular jurisdiction apply to the subject matter hereof. As used herein, the term “General Corporation Law of the State of Delaware” includes the statutory provisions contained therein, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

The Shares may be sold from time to time on a delayed or continuous basis, and the opinions expressed herein are rendered as of the date hereof and are based on existing law, which is subject to change. Where our opinions expressed herein refer to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date. We do not undertake to advise you of any changes in the opinions expressed herein from matters that may hereafter arise or be brought to our attention or to revise or supplement such opinions should the present laws of any jurisdiction be changed by legislative action, judicial decision or otherwise.

Our opinions expressed herein are limited to the matters expressly stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated.

We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement, and we consent to the reference of our name under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Duane Morris LLP